UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2013

Apollo Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona		85040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Apollo Group, Inc. (“Apollo”) announced today that J. Mitchell Bowling, age 46, has been appointed to the position of Chief Operating Officer of Apollo, effective December 2, 2013.

Mr. Bowling most recently served as the Senior Vice President and General Manager, New Businesses for Comcast Corporation (“Comcast”) since 2009. He was Senior Vice President and General Manager, High Speed Internet for Comcast from 2006 to 2009.

In summary, Mr. Bowling will be entitled to receive the following compensation:

•	Signing bonus of $581,250 (subject to repayment if Mr. Bowling resigns or is terminated for cause within the first year);

•	Base salary of $540,000;

•	Target annual performance bonus equal to 100% of his base salary with a maximum bonus of 200%;

•	Annual long-term equity incentive award with a grant-date value of $1,400,000. For fiscal year 2014, the amount will be prorated to $1,000,000 composed of restricted stock units with a grant date value of $690,000 and stock options with a grant date value of $310,000 and a six-year term, which awards will vest in four equal annual installments, subject to continued employment and, in the case of the restricted stock units, subject to Apollo attaining a pre-established minimum net income goal for fiscal year 2014 (the “Performance Goal”);

•	A make-whole grant of restricted stock units with a grant date value of $2,000,000 in recognition of the loss of unvested equity awards from Mr. Bowling’s prior employer, which grant is expected to vest only if the Performance Goal is met and then will vest 20% on the first anniversary and 40% on each subsequent anniversary, subject to continued employment and accelerated vesting in certain circumstances including Mr. Bowling’s involuntary termination without cause.

In addition, Mr. Bowling will be eligible for Apollo’s standard health, life insurance and 401(k) plan benefits, as well as relocation benefits, and participation in the Apollo’s Executive Severance Pay Plan.

Mr. Bowling’s employment is at-will and may be terminated by Apollo or by him at any time. The terms of Mr. Bowling’s compensation are set forth in an offer letter filed as Exhibit 10.1 to this Form 8-K.

Item 7.01	Regulation FD Disclosure.

On October 30, 2013, Apollo issued a press release announcing the appointment of J. Mitchell Bowling as its Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished or filed herewith:

Exhibit Number	Description

10.1	Offer Letter dated October 18, 2013 from Apollo Group, Inc. to J. Mitchell Bowling.

99.1*	Text of press release issued by Apollo Group, Inc. dated October 30, 2013.

*Furnished

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

October 30, 2013	By:	/s/ Brian L. Swartz
Name: Brian L. Swartz
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Offer Letter dated October 18, 2013 from Apollo Group, Inc. to J. Mitchell Bowling.

99.1	Text of press release issued by Apollo Group, Inc. dated October 30, 2013.